U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2012

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02  Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is the revised Historical Quarterly Financial Data Supplement of Citigroup Inc. and subsidiaries (the “Revised Historical Supplement”), with historical financial data reclassified to reflect Citi’s previously announced transfer of the substantial majority of its retail partner cards business (which Citi now refers to as “Citi retail services”) from Citi Holdings — Local Consumer Lending to Citicorp—North America Regional Consumer Banking, effective January 1, 2012, as well as certain other immaterial reclassifications.  Citi’s consolidated total revenues, expenses, credit costs, net income and earnings per share remain unchanged for all periods presented.

The Revised Historical Supplement reflects the format Citi will use to present its 2012 first quarter financial results (the “2012 First Quarter Results”) on April 16, 2012 and is being provided to facilitate the comparison of the 2012 First Quarter Results with prior financial periods.

This Form 8-K, including the attached Exhibits 99.1, is being “furnished” pursuant to the Securities Exchange Act of 1934, as amended (“Act”), and thus shall not be deemed to be “filed” for purposes of Section 18 of the Act or incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number
99.1	Revised Historical Quarterly Financial Data Supplement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: March 26, 2012
	By:	/s/ JEFFREY R. WALSH
Name: Jeffrey R. Walsh
Title: Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number
99.1	Revised Historical Quarterly Financial Data Supplement.